                                                               EXHIBIT 99.(A)(4)

                           Offer to Purchase for Cash
                       13,842,619 Shares of Common Stock
                                       of
                          OUTBOARD MARINE CORPORATION
                                       at
                              $16.00 Net Per Share
                                       by
                             OMC ACQUISITION CORP.
                          a wholly-owned subsidiary of
                           DETROIT DIESEL CORPORATION
--------------------------------------------------------------------------------

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, ON MONDAY, AUGUST 11, 1997, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated July 15, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by OMC Acquisition Corp., a Delaware corporation (the "Offeror") and a wholly-owned subsidiary of Detroit Diesel Corporation, a Delaware corporation ("DDC"), to purchase 13,842,619 shares of Common Stock, par value $0.15 per share (the "Shares") of Outboard Marine Corporation, a Delaware corporation (the "Company"), at a purchase price of $16.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 8, 1997, among DDC, the Offeror and the Company (the "Merger Agreement"). This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

     A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $16.00 per Share, net to you in cash.

          2. The Offer is being made for 13,842,619 Shares.

          3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, August 11, 1997, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, there being validly tendered prior to the expiration of the Offer and not withdrawn 13,842,619 Shares. The Offer is also subject to the other terms and conditions contained in the Offer to Purchase.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by Chase Securities Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                       13,842,619 SHARES OF COMMON STOCK
                                       OF

                          OUTBOARD MARINE CORPORATION
                                       AT

                              $16.00 NET PER SHARE
                                       BY

                             OMC ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                           DETROIT DIESEL CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated July 15, 1997, and the related Letter of Transmittal (which together constitute the "Offer") relating to the Offer by OMC Acquisition Corp., a Delaware corporation, and a wholly-owned subsidiary of Detroit Diesel Corporation, a Delaware corporation, to purchase 13,842,619 shares of Common Stock, par value $0.15 per share (the "Shares"), of Outboard Marine Corporation, a Delaware corporation.

     You are instructed to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                                                           SIGN HERE
----------------------------------------------------

 ______________ Shares*
----------------------------------------------------

                                                       ------------------------------------------------

                                                       ------------------------------------------------
                                                                         Signature(s)

                                                       ------------------------------------------------

                                                       ------------------------------------------------
                                                                   Please Print Name(s) and
                                                                       Address(es) Here

                                                       ------------------------------------------------
                                                                 Area Code and Telephone No.

                                                       ------------------------------------------------
                                                                  Taxpayer Identification or
                                                                    Social Security No.(s)

Dated:            , 1997

------------------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.